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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-06130, 333-12621, 333-06054, 333-40727, 333-61573, 333-81239, 033-48411, 033-63638, 033-91074, 333-85383, 333-36272, 333-58922, 333-72014, 333-87810, 333-100097, 333-100114, 333-100115, 333-103320, 333-103323, 333-106487, 333-111131, 333-129437, 333-129438 and 333-146431) of Activision, Inc. of our report dated May 30, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
May 30, 2008

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  Exhibit 23.1